UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2015

ANADIGICS, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry into a Material Definitive Agreement.

On June 2, 2015, ANADIGICS, Inc. (the “Company”) entered into a First Loan Modification Agreement (the “Amendment”) with respect to its October 24, 2014 Loan and Security Agreement with Silicon Valley Bank (the
 “Loan Agreement”).  The Amendment replaces the Minimum EBITDA Covenant in Section 6.9 of the Loan Agreement with the following covenant:

“(b) EBITDA.  To be tested as of the last day of each calendar quarter, quarterly EBITDA of at least: (i) ($4,250,000.00) for the quarter ending September 30, 2014; (ii) ($3,500,000.00) for the quarter ending December 31, 2014; (iii) ($1,700,000.00) for the quarter ending March 31, 2015; (iv) ($2,750,000.00) for the quarter ending June 30, 2015; (v) ($2,500,000.00) for the quarter ending September 30, 2015; (vi) ($1,500,000.00) for the quarter ending December 31, 2015; and (vii) $1.00 for the quarter ending March 31, 2016 and for each quarter thereafter.”

The Amendment is filed as Exhibit 10.12 to this Report and is incorporated by reference in this Report, and the above description is qualified in its entirety by reference to that Exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.12 First Loan Modification Agreement dated June 2, 2015 between the Company and Silicon Valley Bank.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2015

ANADIGICS, INC.

By: /s/ Terrence G. Gallaher

Name: Terrence G. Gallagher

Title: Executive Vice President and
         Chief Financial Officer